Exhibit 99.1

Abington MHC	REVOCABLE PROXY

IMPORTANT: Please detach, sign and return all proxies from all packets received in the enclosed postage paid envelope FAILURE TO VOTE IS EFFECTIVELY THE SAME AS A “NO” VOTE

SEND OVERNIGHT PACKAGES TO:
Abington Bancorp, Inc.
Attn: Stock Information Center
273 Keswick Avenue
Glenside, PA 19038
(215) XXX-XXXX

Deadline: The Subscription Offering ends at 12:00 p.m. noon, Eastern time, on _______ XX, 2007. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the Stock Information Center by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted. Abington Bancorp, Inc. reserves the right to accept or reject improper order forms.

(1) Number of Shares		(2) Total Amount Due

The minimum purchase is 25 shares ($250). Generally, no person may purchase more than 50,000 shares ($500,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 1,000,000 shares ($1,000,000) of the common stock sold in the offering.

X $10.00 =

_______________		________________

(3) Method of Payment (no penalty for early withdrawal from a Abington Bank CD)

Enclosed is a check, bank draft or money order payable to Abington Bancorp, Inc. for $________________ and/or I authorize Abington Bank to make withdrawal(s) from my CD or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

Account Numbers	Amounts
$
$
$
Total Withdrawal	$

(5) Check if you (or a household family member) are a:

☐ Director	☐ Officer	☐ Employee

(4) Purchaser Information (check one)

❑

(a) Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Abington Bank as of September 30, 2005. Enter information in Section 7 for all deposit accounts that you had at Abington Bank on September 30, 2005.

❑

(b) Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Abington Bank as of _______ XX, 2007 but not an Eligible Account Holder. Enter information in Section 7 for all deposit accounts that you had at Abington Bank on ________ XX, 2007.

❑

(c) Other Depositors - Check here if you were a depositor of Abington Bank as of ______ XX, 2007, but are not an Eligible or a Supplemental Eligible Account Holder. Enter information in Section 7 for all accounts that you had at Abington Bank as of _______ XX, 2007.

❑	(d) Local Community - Natural persons residing in Montgomery, Bucks or Delaware Counties

❑	(e) Existing shareholders of Abington Community Bancorp, Inc.

❑	(f) General Public

(6) Stock Registration - Please Print Legibly and Fill Out Completely (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)

☐ Individual	☐ Individual Retirement Account (IRA)	☐ Corporation
☐ Joint Tenants	☐ Uniform Transfer to Minors Act	☐ Partnership
☐ Tenants in Common	☐ Uniform Gift to Minors Act	☐ Trust - Under Agreement Dated ____________

Name				SS# or Tax ID

Name				SS#

Address				Daytime Telephone #

City	State	Zip Code	County	Evening Telephone #

(7) Qualifying Accounts - You should list any account(s) that you may have or had with Abington Bank to the right. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the Plan of Conversion and Reorganization. Failure to list all of your accounts may result in the loss of part or all or your subscription rights.

Names on Accounts	Account Number	Names on Accounts	Account Number

Acknowledgment: By signing below, I acknowledge receipt of the prospectus dated _______ XX, 2007 and understand I may not change or revoke my order once it is received by Abington Bancorp, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my rights to subscribe for shares. Abington Bancorp, Inc. will pursue any and all legal and equitable remedies if it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. The subscription rights are non-transferable and are void at the end of the subscription period. Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Conversion and Reorganization as described in the prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

Signature	Date

Signature	Date

Office Use Only: Date Rec’d ___ / ____ Check# ____________ $____________ Check#____________ $____________ Batch# ____________ Order # _________ Category ____

Abington MHC	REVOCABLE PROXY

NASD Affiliation - If you have a NASD affiliation you must report this subscription in writing to your applicable compliance officer within one day of the payment therefor. You are considered a member of the National Association of Securities Dealers, Inc. (“NASD”) if you are a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest.

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY ABINGTON BANK, ABINGTON BANCORP, INC., OR BY THE FEDERAL GOVERNMENT. IF ANYONE ASSERTS THAT THIS SECURITY IS FEDERALLY INSURED OR GUARANTEED OR IS AS SAFE AS AN INSURED DEPOSIT, I SHOULD CALL THE OFFICE OF THRIFT SUPERVISION REGIONAL DIRECTOR, ROBERT C. ALBANESE, AT (201) 413-1000 .

I further certify that, before purchasing the common stock of Abington Bancorp, Inc., I received a copy of the prospectus dated _____ XX, 2007, which discloses the nature of the common stock being offered and describes in more detail the following risks involved in an investment in the common stock under the heading “Risk Factors” in the prospectus:

Risks Related to Our Business

•	Market rates of interest have hurt our profitability.

•	Competition for core deposits is increasing.

•	Our portfolio of loans with a higher risk of loss is increasing.

•	Our results of operations are significantly dependent on economic condition and related uncertainties.

•	Our allowance for losses on loans may not be adequate to cover probable losses.

•	Our loans are concentrated to borrowers in our market area.

•	The building of market share through our branching strategy could cause our expenses to increase faster than revenues.

•	We are dependent upon the services of our management team

•	We are subject to extensive regulation which could adversely affect our business and operations

•	Strong competition within our market area may limit our growth and profitability

Risks Related to this Offering

•	Additional expenses following the offering from new equity benefit plans will adversely affect our net income.

•	Our return on equity may be low which may negatively impact our stock price.

•	We have broad discretion in allocating the proceeds of the offering.

•	Our employee stock benefit plans will be dilutive.

•	Our stock price may decline when trading commences.

•	There may be a limited market for our common stock, which may adversely affect our stock price.

•	We intend to remain independent which may mean you will not receive a premium for your common stock.

•	Our stock value may suffer from anti-takeover provisions that may impede potential takeovers that management opposes.

•	Our stock value may suffer from federal regulations restricting takeovers.

Signature	Date

Signature	Date

(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THESE SECURITIES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

Stock Order Form Instructions:

Stock Information Center	(215) xxx-xxxx	Hours of Operation:
273 Keswick Avenue		Monday - Thursday: 9:00 a.m. to 4:00 p.m.
Glenside, PA 19038		Friday: 9:00 a.m. to 12:00 p.m.

All subscription orders are subject to the provisions of the Plan of Conversion and Reorganization.

Items 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is $250 or 25 shares of common stock. The maximum individual purchase is $500,000 or 50,000 shares of common stock. The maximum purchase for any person and their associates, or persons acting in concert, is $1,000,000 or 100,000 shares of the common stock sold in the offering. For additional information on purchase limitations, see “The Conversion and StockOffering - Limitations on Common Stock Purchases “ in the prospectus.

Item 3 - Payment for shares may be made by check or money order payable to Abington Bancorp, Inc. DO NOT MAIL CASH. Your funds will earn interest at our passbook savings rate of ______% until the stock offering is completed.

To pay by withdrawal from a savings account or certificate of deposit at Abington Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box at the bottom of the Stock Order and Certification Form. To withdraw from an account with checking privileges, please write a check. Abington Bank will waive any applicable penalties for early withdrawal from a certificate of deposit account(s). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn, which means that you may not withdraw these funds. Payments will remain in the account(s) earning their respective rate of interest until the stock offering closes.

Item 4 - Please check the appropriate box to tell us the earliest of the dates that applies to you, or if not applicable, if you are a current shareholder of Abington Community Bancorp, Inc., member of the local community or the general public.

Item 5 - Please check this box if you are a director, officer or employee of Abington Bank, or an immediate family member residing in such person’s household.

Item 6 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Abington Bancorp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or call the Stock Information Center at (215) XXX-XXXX. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.

Item 7 - You should list any qualifying account(s) that you may have or had with Abington Bank in the box located under the heading “Qualifying Accounts.” For example, if you are ordering stock in just your name, you should list all of your deposit accounts as of the earliest date that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all deposit accounts under which either of you are owners, i.e., individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfer to Minor’s Act or the Uniform Gift to Minors Act, the minor must have had a deposit account on one of the dates and you should list only their account number(s). If you are ordering stock through a corporation, you need to list just that corporation’s deposit accounts, as your individual account(s) do not qualify. Failure to list all of your qualifying accounts may result in the loss of part or all of your subscription rights.

NOTE: The order form is to be received (not postmarked) at the Abington Bancorp, Inc. Stock Information Center located at 273 Keswick Avenue, Glenside, PA 16038 by ___________ XX, 2007 at 12:00 noon, Eastern Time.

Please be sure to sign the Certification Form on the back of the Stock Order Form.

(See reverse side for Stock Ownership Guide)